Exhibit 10

                            DEBT CONVERSION AGREEMENT

     THIS DEBT CONVERSION AGREEMENT ("Agreement"), dated as of March 31, 2003, is by and between AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation ("Debtor"), and THE BENZ GROUP ("Creditor") (collectively, the "Parties").

                               W I T N E S S E T H

     WHEREAS, Debtor owes Creditor for various debts incurred; and

     WHEREAS, Creditor is willing to accept shares of Series A Preferred Stock (the "Shares") as payment of debts owing to it from Debtor upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

                                    ARTICLE 1
                              PAYMENT OF THE SHARES

     1.1 Debts Owing. Debtor owes Creditor a total of $2,381,849.08. The current fair market value of the Shares is $0.50 in the judgment of the Debtor and the Creditor. Creditor hereby agrees to accept 4,763.699 Shares as payment in full of the $2,381,849.08 in debt being carried on Creditor's books from Debtor. Upon execution of this Agreement (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Debtor shall transfer to Creditor the Shares.

     1.2 Instruments of Conveyance and Transfer. As soon as practicable after the Closing, Debtor shall deliver a certificate or certificates representing the Shares of to Creditor sufficient to transfer all right, title and interest in the Shares to Creditor.

     1.3 Consideration and Payment for the Shares. In consideration for the Shares, Creditor shall credit the total sum of $2,381,849.08 to Debtor as payment in full of past debts owing to Creditor from Debtor.

                                    ARTICLE 2
              REPRESENTATIONS AND COVENANTS OF DEBTOR AND CREDITOR

     2.1      Debtor hereby represents and warrants that:

     (a) Debtor shall transfer title, in and to the Shares to Creditor free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

     (b) As soon as practicable after the Closing Date, Debtor shall deliver to Creditor a certificate or certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

     THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     (c) Creditor acknowledges that the Shares will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), that the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless Creditor obtains written consent from Debtor and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

     (d) Creditor will seek approval of its shareholders for the authorization of the Shares at its next regularly scheduled annual shareholders meeting.

     (e) The Shares shall have the rights, privileges, preferences, and restrictions as set forth in Exhibit A attached hereto and incorporated herein by reference.

     2.2      Creditor represents and warrants to Debtor as follows:

     (a) Creditor has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Debtor of the size contemplated. Creditor represents that Creditor is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Creditor has had a full opportunity to inspect the books and records of the Debtor and to make any and all inquiries of Debtor officers and directors regarding the Debtor and its business as Creditor has deemed appropriate.

     (b) Creditor is an "Accredited Investor" as defined in Regulation D of the Securities Act of 1933 (the "Act") or Creditor, either alone or with Creditor's professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Debtor or any affiliate or selling agent of Debtor, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Creditor is capable of evaluating the merits and risks of an investment in the Shares offered by Debtor and of making an informed investment decision with respect thereto and has the capacity to protect Creditor's own interests in connection with Creditor's proposed investment in the Shares.

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
     (c) Creditor is acquiring the Shares solely for Creditor's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     To Debtor:     American Soil Technologies, Inc.
                    215 N. Marengo, Suite 110
                    Pasadena, CA 91101
                    Fax: 626/568-1629
                    Attn: Carl P. Ranno, President

     To Creditor:   The Benz Group
                    215 N. Marengo, Suite 110
                    Pasadena, CA 91101
                    Fax: 626/568-1629
                    Attn: Louie Visco, President

     With Copy To:  Oswald & Yap
                    16148 Sand Canyon Avenue
                    Irvine, CA 92618
                    Fax: (949) 788-8980
                    Attn: Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

     3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of

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
any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

     3.4 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     3.5 Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Los Angeles, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

     3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     3.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     3.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

DEBTOR

American Soil Technologies, Inc.,
a Nevada corporation

/s/ Carl P. Ranno
-------------------------
By: Carl P. Ranno
Its: President

CREDITOR

The Benz Group

/s/ Louie Visco
-------------------------
By: Louie Visco
Its: President

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
                                    EXHIBIT A
                RIGHTS, PRIVILEGES, PREFERENCES AND RESTRICTIONS
                           OF SERIES A PREFERRED STOCK

     SECTION A. DIVIDEND RIGHTS. Holders of Series A Preferred Stock ("Series A Preferred") shall be entitled to receive preferential quarterly dividends equal to the prime rate per share when, as and if declared by the Board of Directors, out of any assets that are legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of the Company. Such dividends shall not be cumulative if paid in cash by the Company. If the Board of Directors declares that such dividends made only be payable in shares of common stock for any quarter due to the financial situation of the Company, holders of Series A Preferred have the option of accepting the dividend paid in shares of Common Stock of the Company or letting the divided accrue for a cash payment. After payment of such dividends, any additional dividends declared shall be distributed among all holders of Series A Preferred and all holders of Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Series A Preferred were converted into Common Stock at the then effective Conversion Rate for the Series A Preferred.

     SECTION B. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

          B.1 The holders of Series A Preferred shall be entitled to be paid out of the assets of the Company, prior and in preference to any payment or distribution out of the assets of the Company to the holders of the Common Stock or any other class or series of capital stock of the Company, an amount per share equal to $0.50 (the "SERIES A ORIGINAL ISSUE PRICE") (as adjusted for any stock dividends, combinations, splits, recapitalization and the like with respect to such shares) plus an amount equal to all declared but unpaid dividends on such share to the date fixed for distribution (the "SERIES A LIQUIDATION PREFERENCE"). If the assets and funds thus distributed to the holders of the Series A Preferred shall be insufficient to permit payment to such holders of the full aforesaid preferential amount, the entire assets of the Company legally available for distribution shall be distributed ratably to the holders of the Series A Preferred in proportion to the aggregate Series A Liquidation Preference of the shares of Series A Preferred then held by them.

          B.2 Thereafter, any remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and the holders of Series A Preferred on an as-if-converted to Common Stock basis.

          B.3 The following events shall be considered a liquidation under this SECTION B, provided such event has been approved by the holders of a majority of the then outstanding Common Stock voting as a separate class:

          (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "ACQUISITION"); or

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
          (b) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company (an "ASSET TRANSFER").

          B.4 Whenever the distribution provided for in this SECTION B shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that any securities to be delivered to the holders of Series A Preferred and/or Common Stock pursuant to this SECTION B shall be valued as follows:

          (a) Securities not subject to investment letter or other similar restrictions on free marketability: (i) if traded on a securities exchange or the Nasdaq National or SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the date of distribution;
     (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three
     (3) days prior to the date of distribution; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

          (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be make an appropriate discount from the market value, determined as above in (a)(i), (ii) or
     (iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

     SECTION C. VOTING RIGHTS. Except as otherwise required by law or pursuant to any other provision hereof, the holders of Series A Preferred shall have no voting rights.

     SECTION D. CONVERSION RIGHTS. The holders of Series A Preferred shall have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock (the "CONVERSION RIGHTS"):

     D.1 OPTIONAL CONVERSION.

     (A) CONVERSION RIGHTS. Subject to and in compliance with the provisions of this SECTION D, any shares of Series A Preferred may, at the option of the holder thereof, be converted at any time after issuance into such number of fully-paid and nonassessable shares of Common Stock as is determined by the product obtained by multiplying the "SERIES A CONVERSION RATE" then in effect (determined as provided below) by the number of shares of Series A Preferred being converted.

     (B) CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Preferred (the "SERIES A CONVERSION RATE") shall be one share of Series A Preferred may be converted into one share of Common Stock.

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
     D.2 AUTOMATIC CONVERSION. Each share of Series A Preferred issued and outstanding shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, upon the written consent of that number of holders of Series A Preferred equal to 50.1% of the Series A Preferred issued and outstanding. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of SECTION D.3(A)).

     D.3 MECHANICS OF CONVERSION.

     (a) Each holder of Series A Preferred who desires to convert the same into shares of Common Stock pursuant to this SECTION D shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

     (b) Upon the occurrence of an event specified in SECTION D.2 above, the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED, HOWEVER, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred, the holders of Series A Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of SECTION D.3(A) above.

     D.4 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date the first share of Series A Preferred is issued (the "ORIGINAL ISSUE DATE") effect a subdivision of the outstanding Common Stock, the Conversion Rate in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustment under this SECTION D.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

     D.5 ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or any other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS"), in each such event the Conversion Rate that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction (1) the NUMERATOR of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the DENOMINATOR of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock and/or Common Stock Equivalents (assuming the conversion, exchange or exercise into or for Common Stock) issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this SECTION
D.5 to reflect the actual payment of such dividend or distribution.

     D.6 ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (including such dividends) or securities of the Company other than Common Stock Equivalents, in each such event provision shall be made so that the holders of the Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities, indebtedness or assets which they would have received had their Series A Preferred been converted into Common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this SECTION D with respect to the rights of the holders of the Series A Preferred or with respect to such other securities by their terms.

     D.7 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in SECTION B.4 above, or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this SECTION D), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which the shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     D.8 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in SECTION B.4 above, or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section D), as a part of such capital reorganization, provision shall be made so that the holders of any Series A Preferred thereafter shall be entitled to receive upon conversion of such Series A Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this SECTION D with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of this SECTION D (including adjustment of the Conversion Rate with respect to the Series A Preferred, as applicable, then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

     D.9 CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Conversion Rate for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred, if the Series A Preferred is then convertible pursuant to this SECTION D, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate, setting forth (1) such adjustments and readjustments,
(2) the Conversion Rate at the time in effect, and (3) the number of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred.

     D.10 NOTICE OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in SECTION B.4 or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in SECTION B.4), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying
(1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

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
     D.11 FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of any Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

     D.12 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     D.13 NOTICES. Any notice required by the provisions of this SECTION D shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

     D.14 PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

     D.15 NO DILUTION OR IMPAIRMENT. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against dilution or other impairment.

     SECTION E. NO REDEMPTION. The Company shall be under no obligation to redeem all or any portion of the Series A Preferred at any time.

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